Form C

Cover Page

Name of issuer:

HEARTLN INC

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 12/1/2014

Physical address of issuer:

7950 NW 53rd Street
Suite 337
Miami FL 33166

Website of issuer:

http://heartin.net

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

1/12/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$837.00	$2,938.00
Cash & Cash Equivalents:	$837.00	$2,938.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$400.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$10,784.00	$3,792.00
Cost of Goods Sold:	$2,425.00	$550.00
Taxes Paid:	$0.00	$0.00
Net Income:	($2,501.00)	$2,938.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

HEARTLN INC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Oleksii Vinogradov	CEO	HeartIn	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Oleksii Vinogradov	CEO	2014
Dmytro Fedkov	CTO	2014
Dmytro Fedkov	CMO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Oleksii Vinogradov	1600000.0 Common Stock	80.0
Dmytro Fedkov	400000.0 Common Stock	20.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Product validation: The product is undergoing testing, and FDA approval. There is a risk that the FDA will delay approval or require additional R&D before approval which delays our go to market strategy as well as increases costs unexpectedly

There is a real risk of disintermediation by an unforeseen disruptive technology. This risk is possible from hardware as well as software solutions. We spend significant time researching competitors, analyzing trends and discussing internally what these disruptive technologies could be to pursue them or to anticipate them. Yet we are limited in time, resources, funding, and staff to be able to do this extensively.

Sales Execution: Our forecasts, growth plan, and accelerated valuation projections depend on the execution of our sales models. There is a risk that our go to market strategy is challenged by marketing costs, compromise in our sales and distribution, effectiveness in penetrating our target markets and achieving a desired market share.

Manufacturing: Our revenue projections and price points depend on specific manufacturing benefits we currently enjoy and future economies of scale we pretend to leverage. There is a risk manufacturing is not available at the price per unit we anticipate due to trade tariffs, taxation, manufacturing costs not anticipated, materials, or the need to relocate manufacturing operations to different regions with a higher labor costs. In transferring those costs to the end consumer we may face a significant drop in sales or be priced out of a then competitive wearables market

Key-Man risk: A real risk to any company. In the case of HeartIn it's amplified as the company is highly dependent on the niche expertise of the two executives. One very specifically on the scientific aspect of cardiology, the other on the business acumen and building and scaling a technology company within a specific business monel.

Business continuity: There is a risk the business will be severely challenged in case of a dissolution of the partnership or one of the executives is no longer available and the beneficiaries of their estate step in their absence. These are risks inherent to all business operations. We have done the best planning possible and have considered a Buy-Sell planning that can be implemented when funding is available.

Insufficient Funds: There is a possibility our burn rate is increased to support changes in marketing, travel, staffing, and other operating costs and we rund out of capital before reaching all the next significant milestones. This can change valuation or force us to secure debt to fill the gaps which would change our balance sheet and thus affect valuation at the next priced round

Valuation: Our valuation is based on research of the market, potential growth, sales and past interest from investors. Yet changes in the space could displace our competitive advantage, first to market position and thus severely affect our valuation. Not being able to execute precisely and on time could affect the valuation. This of course can affect investors, specially if we are forced to take a down round in the future.

Market perception: At the moment wearables, and bio-feedback technology is "Hot", past success of companies like Fitbit and others have demonstrated the exponential growth potential. Yet other companies have failed drastically due to technology, or a misaligned interest by their intended target audience. We can find in the future that our vision for this technology was not aligned and shared by our target market and thus fail to reach the market share and sales volumes needed to support our valuation and growth metrics on the road to a successful high multiple exit. Many technology companies find themselves as sub-niche products that fail to scale and this is a true risk in our case

The Company's limited operating history may make it difficult to evaluate the Company's current business and the Company's future prospects. The Company has encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of the Company's limited resources, market acceptance of the Company's existing and future products and services, competition from established companies with greater financial and technical resources, acquiring and retaining users and developing enhancements to the Company's products and services. The Company cannot assure you that the Company will be successful in addressing these and other challenges the Company may face in the future.

Copy Cat encroachment from companies primarily in China that could buy our technology and reverse engineer or develop significantly less effective yet cheap clones could flood the market as has been the case with companies like FitBit and less sophisticated wearables / bio-monitoring. This is a significant risk as there is a limit to how we can compete on price exclusively. Anticipating this we have setup a barrier to entry from competitors using the subscription model and an aggressive R&D effort to improve our systems.

Marketing: We have decided that the sales growth is correlated to aggressive marketing. As seen in our Use of Funds marketing increases in a linear manner to match available funds. Marketing technologies change and there is a risk that the method of marketing we have selected will fail to convert into sales at the predicted rate. Furthermore changes in the Google algorithms, Facebook or Media Buy strategies may require that our marketing budget grow exponentially not in a linear fashion which means we can run out of money before reaching our sales projections and thus valuation may be lower than expected.

Oleksii Vinogradov is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Dmytro Fedkov is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: $40,000.00 will be used by staff salaries to support the management, sales, and marketing oversight. Over time we will need to increase our sales force which is critical to the operation. We will scale this as funding allows. $40,000.00 will be used to accelerate marketing. Marketing is an area that can be scaled in a liner fashion based on available funding. $20,000 would be used for travel and technology for the executive and sales staff. Including costs to attend industry events
$100,000.00 will be used to complete the following

1. Clinical testing and FDA certification of T-shirt with a 1-channel ECG.

2. Increased volume in manufacturing to begin achieving economies of scale 3. improve and expand the Membership subscription back end. This provides $30 - $40 / month per subscriber in a passive continuity model. Yet requires continued development and infrastructure to scale on demand

---

If we raise: **$500,000**

Use of Proceeds: $100,000 would be used for staff salaries. $100,000 would be used for marketing. This would be a linear scaling of our online, social, direct mail, and event sponsorship marketing initiatives to generate sales, subscribers, and JV large accounts

$200,000 would be used for the following:

1. Clinical testing and FDA certification of T-shirt with a 1-channel ECG. 2. Increased volume in manufacturing to begin achieving economies of scale 3. improve and expand the Membership subscription back end. This provides $30 - $40 / month per subscriber in a passive continuity model. Yet requires continued development and infrastructure to scale on demand 4. Certification and stock manufacturing in Europe. 5. Making 3k pcs for sales based on subscription model. $100,000 would be allocated to travel and event sponsorship participation. Here we would be adding additional travel for a road show to expose the company to Corporate Strategics that could partner with HeartIn or become the buyers to add HeartIn as a platform add-on

---

If we raise: **$1,070,000**

Use of Proceeds: $200,000 would be used for staff salaries. $200,000 would be used for marketing. This would be a linear scaling of our online, social, direct mail, and event sponsorship marketing initiatives to generate sales, subscribers, and JV large accounts

$200,000 would be used for the following
1. Clinical testing and FDA certification of T-shirt with a 1-channel ECG.
2. Increased volume in manufacturing to begin achieving economies of scale 3. improve and expand the Membership

subscription back end. This provides $30 - $40 / month per subscriber in a passive continuity model. Yet requires continued development and infrastructure to scale on demand
3. Certification and stock manufacturing in Europe
4. Making 7k pcs sales based on subscription model.
$150,000 would be allocated to travel and event sponsorship participation. Here we would be adding additional travel for a road show to expose the company to Corporate Strategics that could partner with HeartIn or become the buyers to add HeartIn as a platform add-on
$250,000 would be used to establish a small facility for R&D and to serve as a corporate HQ, as well as to optimize our manufacturing process, increase economies of scale and increment our margins

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.

4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The Intermediary will notify investors when the target offering amount has been met. If the Issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"),
which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"),
when and if the Company sponsors an equity offering that involves **Preferred Stock**,
on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving
Preferred Stock,
Investors will receive a number of shares of Preferred Stock calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or
- (ii) if the valuation for the company is more than **$50 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all
shares of stock outstanding at the time,
not including any SAFEs or convertible notes, plus any
common stock reserved and
available for future grant under any equity incentive or similar plan of the
Company or to be created or increased in connection with our equity offering at
that time.

Voting rights: Investors in the SAFE do not receive voting rights.

Investors who receive shares subject to the
Valuation Cap will receive a per share liquidation preference and conversion
price designed to provide protection against the price of the **Preferred Stock**
being diluted to a value below the price per share at the time they receive
Preferred Stock.
This dilution would
mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to
the Valuation Cap will also receive dividend rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay
other holders of Preferred Stock and SAFE Investors who choose option (i),
funds will be distributed first to other holders of
Preferred Stock and then
holders of the SAFEs on a pro-rata basis.
Any remaining amounts will be paid in
common stock. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may
not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates,
dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving
Preferred Stock, the Company will pay first
the other holders of existing
Preferred Stock, based on the terms of the
Company's certificate of incorporation, and then holders of the SAFEs.
These payments will occur before any
distributions to holders of common stock.
If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or
all of their investment from the Company.

Repurchases. The
SAFEs may be repurchased for their fair market value at any time. Fair value
will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase,
the Company offers equity that includes
Preferred Stock, and the value received
by Investors was less than the value of the shares they would have received in
the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **Is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **Is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10000000	2000000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

SAFEs listed below (funded in April 2017) convert to Common Stock. The SAFEs for sale in this funding round convert to preferred stock as outlined in section 13.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Accrued liabilities of $400 at December 31, 2016, represents the amount for 2015 Delaware annual franchise tax, which the Company owes to Oleksii Vinogradov (CEO) , because the related party paid the tax on behalf of the Company. The Company plans to re-pay this back within 5 years at a 0% interest rate.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2017	Other	SAFE	$212,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Accrued liabilities of $400 at December 31, 2016, represents the amount for 2015 Delaware annual franchise tax, which the Company owes to Oleksii Vinogradov (CEO), because the related party paid the tax on behalf of the Company. The Company plans to re-pay this back within 5 years at a 0% interest rate.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our full-featured service uses a unique smart garment with built-in sensors and electrodes to diagnose heart activity. An easy way to monitor heart disease or improve training regimens, our users wear a sleek and subtle smart T-shirt or sports bra to track cardiological and stress data in real-time. The data is then sent automatically to our cloud service or directly to a network of certified cardiology consultants who instantly interpret results online.
We're a fast growing company who believe our unique cardiological service can permanently change healthcare by granting people quick access to their own hearts for the first time. Our self-developed line of devices and apps can be useful to both healthy people and patients with cardiovascular disease. In the next few years, we plan to become a leader in the field by providing early remote diagnosis services for various diseases and by changing the common system of physical training.

Milestones

HEARTLN INC was incorporated in the State of Delaware in December 2014.

Since then, we have:

- Confirmed more than $20k in pre-orders.
- Winner of the Publicis90 award with a $212k investment.
- We have finished validation of our cardio & stress analysis algorithms and Fitness Application.
- In the last six months we have started the formation of the dealer network, completed clinical testing of 12-channel cardiograph, finished clinical trials of textile electrodes, manufactored and built a prototype of T-shirts (7-leads) for ECG.

Historical Results of Operations

We originally founded (but did not incorporate) our business in 2008 to bring CVD detection on the mass market. Our company was organized in December 2014 and has limited operations upon which prospective investors may base an evaluation of its performance. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

01/2011 Alpha version of device 12 lead done
03/2012 Alpha version of filters and cardio analysis done
01/2014 Beta version of 12 lead done
04/2013 Alpha version smart garment done
05/2014 12 lead device clinical trials done in Eastern Europe

12/2014 Incorporated HEARTLN Inc

07/2015 12 lead released, first 100pcs manufactured, first shipping
08/2015 Beta version smart garment and device done
11/2015 Beta version smart garment clinical trials done in Eastern Europe
10/2015 Tech Crunch SF Exhibition
11/2015 Health 2.0 Exhibition

06/2016 Get Patient engagement award.
04/2016 HealthWildCats accelerator award
05/2016 Get Publicis90 award
07/2016 Pre-production smart garment released
09/2016 FDA application filled
10/2016 Smart garment and 12 lead done clinical check in USA
04/2017 Get $212k investment
05/2017 Kickstarter campaign done with 18k$
06/2017 smart garment production first 1000pcs ordered

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

sports gadgets market growing
medical services, prevent diagnostic

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $10,784 compared to the year ended December 31, 2015, when the Company had revenues of $3,792. Our gross margin was 77.51% in fiscal year 2016, compared to 85.5% in 2015.

- *Assets.* As of December 31, 2016, the Company had total assets of $837, including $837 in cash. As of December 31, 2015, the Company had $2,938 in total assets, including $2,938 in cash.

- *Net Loss.* The Company has had net losses of $2,501 and net income of $2,938 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

- The Company has had long and short-term debt totaling $0 and $400 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

IP

The following table summarizes our IP:

- own software stack for filtering, detection ECG signal
- compression algorithms to transfer signal by low bandwidth

Liquidity & Capital Resources

To-date, the company has been financed with $212,000 in safes. We have financed our operations through founder's money. I'm shareholder six companies in USA, telecommunications ad hardware, where is profit generated and enough to cover expenses.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 4 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses
HeartIn is running a lean operation focusing on key marketing and in person meetings that have the highest impact. As such the current burn rate is between $8,000 and a top $10,000 per month.

We have $40,000 of cash-in-hand as of October. 1, 2017. HeartIn has Cash Reserves to last 4 months at current burn rate. Furthermore there are $21,000 in pending pre-orders that should come in as fulfillment begins shortly and new pre-orders are being negotiated. This should allow HeartIn to continue past the 4 months supported by Cash Reserves. We are confident that pre-orders and new orders under negotiation can support an additional 4 - 6 months which provides almost a full calendar year at current burn rate.

We anticipate using our available cash within six months. We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. Start own sales will increase company value as well, we have a lot of customers who like to purchase couple t-shirts but can't order 1k MOQ.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://heartin.net/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any

payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE $50M Regular
SAFE $50M Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Dmytro Fedkov
Oleksii Vinogradov

Appendix E: Supporting Documents

About us

Our Profile

Jobs

Press

Blog

Charter

Stats

Investors

Investing 101

Risks

Earning Returns

Securities

Clubs

Get $1000 Give $1000

Founders

Raise Funding

FAQ

Legal Primer

Free Contracts

Profile Guide

Launch Guide

Say Hello

hello@wefunder.com

Twitter

Facebook

Instagram

Youtube

SF / Boston

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC *and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our* Terms *&* Privacy Policy*. If investing, you accept our* Investor Agreement*. You may also view our* Privacy Notice*.*

INVEST IN HEART IN

Remote and timely heart diagnosis

> *Our full-featured service uses a unique smart garment with built-in sensors and electrodes to diagnose heart activity. An easy way to monitor heart disease or improve training regimens, our users wear a sleek and subtle smart T-shirt or sports bra to track cardiological and stress data in real-time. The data is then sent automatically to our cloud service or directly to a network of certified cardiology consultants who instantly interpret results online.*

Alex Vinogradov
FOUNDER AND CEO, HEART IN


FOLLOW US FOR UPDATES
SHARE
TWEET
HeartIn
$0
raised of $200K goal
$500 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$50M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Heart In. If you invest, you're betting the company will be worth more than $50M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $60% Discount
Investors who fund up to the first $100,000 of this fundraise will invest in a SAFE with a 60% discount.

INVESTOR PERKS

$1,000+	1. 1 EKG stick or 2. Early Bird extra incentive (for the first month) - 1 T-Shirt or Bra + EKG stick
$2,000+	1. 1 T-Shirt or Bra + EKG stick or 2. Early Bird extra incentive (for the first month) - 3 T-Shirts or Bra + 3 sticks
$5,000+	1. 3 T-Shirts or Bra + 3 sticks or 2. Early Bird extra incentive (for the first month) - 5 T-Shirts or Bra + 5 sticks
$25,000+	3 T-Shirts or Bra + 3 sticks plus Pro-Rata rights (right to maintain same equity at next liquidity event)

OUR AMBITION

We're a fast growing company who believe our unique cardiological service can permanently change healthcare by granting people quick access to their own hearts for the first time. Our self-developed line of devices and apps can be useful to both healthy people and patients with cardiovascular disease. In the next few years, we plan to become a leader in the field by providing early remote diagnosis services for various diseases and by changing the common system of physical training.

KEY FACTS

- Confirmed more than $20k in pre-orders.
- Winner of the Publicis90 award with a $212k investment.
- We have finished validation of our cardio & stress analysis algorithms and Fitness Application.
- In the last six months we have started the formation of the dealer network, completed clinical testing of 12-channel cardiograph, finished clinical trials of textile electrodes, and manufactored and built a prototype of T-shirts (7-leads) for ECG.

DOCUMENTS

HeartIn_Financial_Numbers.pdf
HeartIn_Financial_Condition.pdf

heartin.net

TECH HARDWARE SOFTWARE HEALTHCARE MOBILE SPORTS

YOUR HEART IS IMPORTANT: GET TO KNOW IT

Unless you're a doctor or a professional athlete, access to your own cardiovascular activity has always been limited. Electrocardiograms (ECGs) are imperative to preventing and managing heart conditions, but are expensive, time consuming, and uncomfortable. At HeartIn, we're removing those barriers.


ATLANTIS







HEART DISEASE IS THE GLOBAL LEADING CAUSE OF DEATH

HeartIn allows patients and doctors to monitor heart health consistently and remotely, changing the lives of our users by catching potentially fatal issues early.



Cardiovascular diseases don't always have obvious and detectable early-stage symptons. Often, heart attacks or heart failure are the first noticeable symptoms. Current solutions require frequent access to a hospital or doctor, which is unrealistic for the majority of the population. We want to bring early detection solutions to the mass market, one customer at a time.

Instead of making countless visits to the doctor's office, our users can simply wear our smart garments while doing anything from walking to playing basketball. The data from our sensors is sent to our app and then the cloud, where it is automatically analyzed with feedback (auto alarm), or customers can use our network of a certified cardiologists who can instantly interpret results.



790,000 Heart attacks in the U.S. every year	**807,775** Yearly heart-disease related deaths in the U.S.	**$317 billion** Direct and indirect annual costs of cardiovascular diseases

CARDIOVASCULAR ANALYSIS HAS ALWAYS BEEN FOR THE PROS

Our app is also ideal for exercise-focused users, as a healthy heart still deserves attention. HeartIn is not a smartwatch in T-shirt form, as our ECG-tracking technology can go much deeper than the average smartwatch. Our technology makes deep insights into athletic performance and training optimization and provides data analysis of recovery at a level of sophistication that was once available only to professional athletes and astronauts.

In-Workout Heart Rate Analysis

Aerobic Load Tracking

Optimal Between-Set Rest Coaching

Day Long Data Capture

Between-Workout Recovery Monitoring

Heart Rate Abnormality Tracking

SEE HOW HEARTIN WORKS

Unlike other high accuracy bio tracking technology, HeartIn is so discreet that no one will know you're using it. Sleek and functional, our smart T-shirt can be worn on a casual walk or in a high-impact game. Built-in electrodes on the sensor automatically send data to our servers, where it's analyzed and then reported to the consumer or the consumer's doctor.


0
HEART RATE
50
REST
200
MAX
TRIMP
HRV FATIGUE
No Data

Sleek

Easy to navigate, our app is intuitive enough for any user to properly use.


PA 131.5
PA 65.8
PA 0.0
TV 97.5
TV 68.9
TV 40.4
TRIMP 0.20
TRIMP 0.16
TRIMP 0.13

Accurate

Never before has a heart sensor so small been able to so accurately and so quickly measure ECG readings.


Total time:
High HR time:
19 mins
20 mins
21 mins
Distance:
Activity:
1 Miles
1 1/4 Miles
1 1/2 Miles
Basketball
Marathon
Football
Dayly steps:
10000 steps
11000 steps
12000 steps
Credentials
Personal
Targets

Personal

This app is personal, designed for intimate optimization of your heart and life.

OUR PROGRESS SO FAR

2008
HeartIn is Formed
Founders Alex Vinogradov and Dmytro Fedkov meet and decide to provide mass market cardiovascular disease detection solutions.

2012
Development Process Begins
After creating the first version of our technology, we spent years developing it based off opinions from doctors and patients.

2014
Our 12 lead ECG version is fully developed.

October 2016
Alpha Version of HeartIn App Launches

December 2016
Smart T-Shirt Prototype Released
We went through 5 iterations of our shirt to ensure it's legitimacy for the entire mass market.

January 2017
Beta Version of HeartIn App Launches

June 2017
Successful Kickstarter Campaign Ends
Our Kickstarter campaign finished with $20,000 in pre-orders.

September 2017
Worldwide Distribution Agreements Signed
Both the Smart T-shirt and App are developed. We've manufactured our first 1,000 devices.

November 2017
Mass Sales Begin
Sales our of "wellness" product begin. We're accurate enough to cover FDA requirements, and once approved, we can call our technology a "medical" case.

April 2018
FDA Approval Finalized

May 2018
Medical Version of HeartIn will begin sales
After we're approved by the FDA as a medical case, we'll have the manufacturing capabilities to sell to the masses.

LET'S HELP YOUR HEART TOGETHER

I'm a serial entrepreneur and investor with twenty-five years of experience. I have created nine companies and have done several exits so far. My professional background is business and team development, software/hardware engineering, sales, and finance.

For the past eight years I have been focusing on healthcare with HeartIn. My company is creating a unique smart garment with built-in sensors that brings wellness solutions and cardio-diagnosis to the mass market.

The product has user-friendly comfortable design and costs just $160. On the wearable market now devices with very low accuracy measurement HR/HRV are dominating and there are no solutions for mass preventive diagnostic.

Those problems are likely to be easily solved by the team of HeartIn.

Much love,

Alex Vinogradov

MEET THE FOUNDERS



Alex Vinogradov

Founder and CEO

Alex, a successful entrepreneur and investor since 1996, has founded over 7 BNB and B2C companies.



Dmytro Fedkov

Founder and Chief Medical Officer

M.D. and Ph.D board certified in cardiology and rheumatology. Associate Professor, Bogomolets National Medical University. Author and co-author of more than 90 published scientific works.

AND THE REST OF THE TEAM



Ihor Voronkov

Chief Information Officer

IT and marketing engineer since 2010. Web developer since 2006.



Ganna Gnatiuk

Marketing Manager

Psychologist and personal growth coach with experience in marketing and PR.

DETAILS

Can you describe the financial conditions of your business? ^

– COLLAPSE ALL

Here are our key financial numbers for the last two years.

Below is a summary of the financial situation of our company:

Overview:

Our full-featured service uses a unique smart garment with built-in sensors and electrodes to diagnose heart activity. An easy way to monitor heart disease or improve training regimens, our users wear a sleek and subtle smart T-shirt or sports bra to track cardiological and stress data in real-time. The data is then sent automatically to our cloud service or directly to a network of certified cardiology consultants who instantly interpret results online.

We're a fast growing company who believe our unique cardiological service can permanently change healthcare by granting people quick access to their own hearts for the first time. Our self-developed line of devices and apps can be useful to both healthy people and patients with cardiovascular disease. In the next few years, we plan to become a leader in the field by providing early remote diagnosis services for various diseases and by changing the common system of physical training.

Milestones:

HEARTLN INC was incorporated in the State of Delaware in December 2014. Since then, we have:

-Confirmed more than $20k in pre-orders.
-Winner of the Publicis90 award with a $212k investment.
-We have finished validation of our cardio & stress analysis algorithms and Fitness Application.
-In the last six months we have started the formation of the dealer network, completed clinical testing of 12-channel cardiograph, finished clinical trials of textile electrodes, manufactured and built a prototype of T-shirts (7-leads) for ECG.

Historical Results of Operations:

We originally founded (but did not incorporate) our business in 2008 to bring CVD detection on the mass market. Our company was organized in December 2014 and has limited operations upon which prospective investors may base an evaluation of its performance. As we have grown and evolved since that time, we had the following key milestones in the development of our business:
01/2011 Alpha version of device 12 lead done
03/2012 Alpha version of filters and cardio analysis done
01/2014 Beta version of 12 lead done
04/2013 Alpha version smart garment done
05/2014 12 lead device clinical trials done in Eastern Europe
12/2014 Incorporated HEARTLN Inc
07/2015 12 lead released, first 100pcs manufactured, first shipping
08/2015 Beta version smart garment and device done
11/2015 Beta version smart garment clinical trials done in Eastern Europe
10/2015 Tech Crunch SF Exhibition
11/2015 Health 2.0 Exhibition
06/2016 Get Patient engagement award.
04/2016 HealthWildCats accelerator award
05/2016 Get Publicis90 award
07/2016 Pre-production smart garment released
09/2016 FDA application filled
10/2016 Smart garment and 12 lead done clinical check in USA
04/2017 Get $212k investment
05/2017 Kickstarter campaign done with 18k$
06/2017 smart garment production first 1000pcs ordered

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.
The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:
sports gadgets market growing medical services, prevent diagnostic.

Revenues & Gross Margins:

For the period ending December 31, 2016, the Company had revenues of $10,784 compared to the year ended December 31, 2015, when the Company had revenues of $3,792. Our gross margin was 77.51% in fiscal year 2016, compared to 85.5% in 2015.

Assets:

As of December 31, 2016, the Company had total assets of $837, including $837 in cash. As of December 31, 2015, the Company had $2,938 in total assets, including $2,938 in cash.

Net Loss:

The Company has had net losses of $2,501 and net income of $2,938 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively. The Company has had long and short-term debt totaling $0 and $400 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

IP:

The following table summarizes our IP:
- Own software stack for filtering, detection ECG signal
- Compression algorithms to transfer signal by low bandwidth

Liquidity & Capital Resources

To-date, the company has been financed with $212,000 in safes. We have financed our operations through founder's money. I'm shareholder six companies in USA, telecommunications ad hardware, where is profit generated and enough to cover expenses.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 4 months before we need to raise further capital.
We plan to use the proceeds as set forth in this Form C under "Use of Funds".
We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses:

HeartIn is running a lean operation focusing on key marketing and in person meetings that have the highest impact. As such the current burn rate is between $8,000 and a top $10,000 per month.

We have $40,000 of cash-in-hand as of October. 1, 2017. HeartIn has Cash Reserves to last 4 months at current burn rate. Furthermore there are $21,000 in pending pre-orders that will come in as fulfillment begins in mid September 2017 and new pre-orders are being negotiated. This should allow HeartIn to continue past the 4 months supported by Cash Reserves. We are confident that pre-orders and new orders under negotiation can support an additional 4 - 6 months which provides almost a full calendar year at current burn rate.

We anticipate using our available cash within six months. We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. Starting our own sales will increase company value as well, as we have a lot of customers who would like to purchase a couple t-shirts but can't order 1k MOQ.

What is HeartIn?

HeartIn was created eight years ago after meeting my co-founder, Dmytro, who is a medical doctor. Our idea was to provide mass market cardiovascular disease detection solution. When we saw the market, we didn't find any affordable solution for monitoring and measuring at home. Everything we found was expensive and designed to be used in a hospital. We wanted to change that.

What was the need in cardiovascular medicine and convenience?

The industry has traditionally been designed to perform early detection methods in the hospitals, and we feel that that is the wrong solution. People don’t like to periodically check into a hospital; they like to be in the comfort of their own home.

What problems are heart patients facing when it comes to detection?

The major problem is that cardiovascular diseases don’t always have exact and obvious symptoms that show up early enough to be detected and have medication started; sometimes, heart attacks or heart failure are the first noticeable symptoms. Current solutions for early detection are not designed for the mass market, and doctors have to be involved in the process. That is what we would like to change.

What medical devices do you offer, and what does it replace to make life easier for the patient? ^

Currently, to detect cardiovascular disease, a patient would go to the hospital and be fitted with a special device called a Holter monitor. The doctor places electrodes on your body that are hooked to a device that is worn either hanging around the neck or around the waist in a pack, and it monitors your ECG signal. After the patient wears it for two to three days, they return the device. It then takes about four or five hours for a doctor to look at the signals, mark down any issues, and calculate the results. Some doctors do this in their office, but not all. That means that patients sometimes have to do this through the hospital.

We offer our customers two options:

1. They can choose a smart, washable t-shirt with built-in electrodes. The shirt is very comfortable and consumers can wear it anywhere -- while walking, exercising, or just living life. Consumers can also wear the T-shirt simply to periodically run an ECG. We are also focusing on a sport case, where we can measure variable heart rate much more accurately than current solutions.

The shirts provide basic intelligence that is sent back to us via the app. We analyze the information, and if there are any events recorded, like an arrhythmia or atrial fibrillation, etc., we report the event to the consumer. We can then also share the information with a doctor as well.

2. Our 12 lead ECG device could be used with 5 electrode garment to transmit real time 7 lead ECG data, hospital level equivalent, for continued remote monitoring (similar to Holter monitoring), or separately with regular 10 electrode USB ECG cable with adaptor for remote real-time online consultations.

How long has the process been from the beginning to where you are right now with Heartin, and have you done any clinical trials? ^

We have been working on this for about six years. The first version was produced in one year, but the rest of the time was spent clarifying the user interface and getting options from doctors and patients. It was a development process that started about four years ago, and in that time we have had five versions of the t-shirt. We have put all of the work into the product because we want to provide a t-shirt that works great, is brilliant, and that our customers can be excited about.

What is the technology behind the HeartIn monitoring t-shirts? ^

Inside the T-shirt are textile based washable electrodes. Its conductive space is inside the T-shirt, which sends signals to the small device on the arm. This device transfers information to the app and shows a heart rate while sending a record to the server. Then we analyze for arrhythmia on a server based AI and get a result.

It's a big set of proprietary technologies inside, in different ranges. Because of the transfer in EKG signal, it's a big challenge at the hardware and software sides, especially connecting to back end. We have own proprietary protocol with compression to path a low band network, like mobile networks, and offer a future in the early detection cardiovascular events. It's very deep.

You cannot just get the signal and show it in the app. It's much more complicated at the back end because the signal has a deeper quality--you have to send it to the server, you have to filter in hits. When you get the final signal, you have to analyze for all signals, and then, you have to provide a final decision, and all of that stuff happens by our own development. This is not now redistributed as a patent, because it's expensive, but we have done provisional patent applications that can protect our IP for 1 year, and probably by the end of this year when we have enough money to cover a full patent expense.

How do consumers/patients share the information taken from your products with their physicians?

Consumers and patients can use IOS and Android applications that track the results. Those results can be sent to their doctors via email. They can also take a screenshot and send it to their doctor. Also, when they go to a doctor's appointment, they can simply pull up the app and show their physician.

Do doctors get involved in the process when a patient uses one of the t-shirts?

The smart T-shirt is much more flexible for users. They can just train with the T-shirt on and get a conclusion with the readings. This goes for non-athletes as well; anyone can wear the T-shirt during any point of the day just to see how their heart is doing. Then, anyone who uses the T-shirt can then share the results with their doctor by email and arrange a meeting with them if they want to go over the results with a professional. The doctor will be able to review the results and if any type of treatment is needed or more tests need to be done, that can be scheduled right away.

Have you already started selling your product?

We have manufactured 1,000 devices for fitness, have started an advertisement campaign and plan to start shipment in October 2017. For the medical product, we have begun distribution agreements worldwide but we are still a ways off. We are not selling to the masses yet, but have sold about 100 devices for tests. We have confirmed a marketing budget and will start selling to the masses sometime at the end of March 2018.

What is your marketing strategy?

Aside from a standard launch on Kickstarter, we will also use Facebook advertising. We will also use influencers and press attention. We have a long list of bikers who are interested in wearable technologies.

We also plan to basically use our customers, the patients, by encouraging them to share their results with their doctors. For those who don't already have cardiologists, it means that they will likely go to a new doctor, thus introducing our product to a new medical professional. When this happens, our products are being seen by more and more people.

How does HeartIn make money?

Obviously, the first way we make money is with the sales of our devices. We also make money on our subscription fee. Our customers can pay $10 per month for us to analyze all information received by our products. It also allows our customers to save previous information and compare with current results. The final way we make money is a marketplace for doctors. We pay 70% of revenue to the doctor to get them involved in consultations and keep 30% our side.

How much does the smart T-shirt cost?

Our smart T-shirt + ECG device is $220 to $250.

Do you plan on expanding the functionality of the T-shirt?

We would like to follow the market and see what will work with the people. Our future plans are to add more focus to the smart T-shirt technologies. We can add more leads and start measuring mood and other aspects for use in mental health solutions. By being flexible and following the market, there are a number of ways to expand functionality.

What compelled you to make HeartIn your next project? ^

I find healthcare to be very interesting, especially the idea of using intelligence as a diagnostic tool. It is definitely an industry that is ready for some disruption, and there is so much room for advancement. I know that there are areas that have been traditionally hospital based but could be home based. Hospitals have growth, but the growth in hospitals is slower than the population is growing. People are also becoming more hands-on and are wanting to take charge of their health. That mentality means there is a lot of room for the technology we are developing. It also means that people who may not have had the means in the past for regular monitoring will now have that opportunity.

How big is this industry? ^

The medical field is about a $35 billion per year industry. Cardiovascular disease alone is approximately 10% to 15% of that. Then you consider diseases like diabetes, which directly affects cardiovascular health and is present in more than 30 million people in just the U.S. alone.

Do you have any competition? ^

There are other companies in the smart garment field, but we find the price point for those wearables to be higher than at HeartIn. Additionally, there is no sensor on the market that is as accurate as ours while also maintaining a high level of comfort.

Have you explored whether insurance companies would pay for this, and have they expressed any interest? ^

Yes. The insurance company's case is still on the way for me. I have relationships in the insurance field, with Alliance Insurance at the top. The insurance companies are too slow, maybe slower than government, but I'm still looking for a way to push them to use insurance cases. Regarding this, I've had a couple of conversations with the sales division of the Institution of Engineering and Technology. They have interest in solutions for cases with customers receiving a wearable device included with an insurance agreement. Then, if a customer does something like twice a week detection, the insurance company will decrease annual payment.

Are the T-shirts subject to FDA approval, and if so, how long will that take so that you can start selling your product? ^

We've done 100 clinical trials. We have submitted our application with the FDA and the review is in progress. It's a slow process that should be completed by the end of this year. It's a struggle with daily calls to push the process forward, but we have been accurate enough to cover the FDA requirements. At this point, it is a "wellness" case, but the final target is to be an FDA approved medical case.

I can, however, begin selling our product without FDA approval. We cannot call it a medical device without FDA approval, but it can be a wellness device and informational service. Once we have approval, the readings taken from the shirt can be used as a clinical conclusion and a diagnosis.

What is your endgame, or goal, for the company in the long term? ^

Obviously, we would love to see this expand monetarily, and I feel that's very possible. We would also love to see large pharma players, like Pfizer, and large hospital networks become buyers of our technology. It will allow them to gain additional solutions for patients and make further research easier for doctors.

Who are the key people making up the HeartIn team and what is your experience? ^

Our team was created by two co-founders, myself and Dmytro Fedkov. Dmytro is a medical doctor with 10 years of experience who has been published in more than 90 publications. He's a specialist in cardiology and rheumatology. Dmytro has also worked for over seven years at top pharma companies like MSG and Pfizer working on grants.

I start my first company 25 years ago. In total, I've had 15 companies in different areas like software development, hardware development, voiceover IP and telecommunication services. I was able to sell a couple of companies, and others I have kept for cash revenue. This gives me the opportunity to invest in HeartIn and avoid early stage funding. I am also a software engineer, hardware engineer, and salesperson, so I am able to have a hand in all areas of the company

What do you plan to do with the money you raise?

We plan to use the money we raise to cover manufacturing costs between subscription money receiving and point of sale, as well as R & D for new products.

What else would you like investors to know about HeartIn?

Marketing to doctors is an extension of the Facebook and social media initiative that HeartIn has, as well as with medical device experts. There are people that you can engage as medical device experts who are sales teams. I have contacts that have worked with other medical device companies, and these are people that basically know everybody, so they provide almost a guaranteed market penetration. Secondly, there are strategies where you provide a revenue enhancement program to a small clinic or a small doctor, and the HeartIn device works very well for that.

Insurance companies, right now, are paying for wellness programs. Critical illness and chronic illness insurance companies actually pay their subscribers an annual fee of about $200-300 or higher to go take an EKG once a year, because it provides early detection and reduced cost of claims, so, they, themselves, would probably be able to front load the purchase of the device and the $120 a year subscription model. It would be cheaper for them to use the HeartIn device than to send people to the EKG because statistics show that most people, especially men, don't go take those EKGs, even if they're offered $200 to $300 or more by the insurance company.

There's a very fast growing demographic that is a key target for the wellness side, and that's the biohacking and the extreme athlete. Those are prime targets for the commercialization of HeartIn.

The patent is not an issue, because there's a very high barrier to entry, especially if you demonstrate that you've already acquired a large market share and that you have velocity in front of any competitor that wants to take over and reverse engineer the process.

Regarding the size of the industry, and the potential of the industry, there have been a couple of Preqin and venture capital journal studies showing that medical device technology is one of the fastest growing targets in the investment that feeds the unicorn. The segment is basically an extension of what is telemedicine, which is considered to be the next wave of medical support implementation -- not only just the standard medical device deities that are looking at existing technology, but the new wave of people focused on IOT sensors are very heavily interested in companies like HeartIn. There was recently a study published showing that in the diabetics world, there's a series of either wearable or implants or very small continuous measurement devices that are connected to the cloud, which basically provides support for not only the device measurement at a medical grade, but the fact that it's connected to the cloud, and then, the doctors can be alerted when thresholds or they provide this expensive wellness coverage.

ASK A QUESTION

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RISKS SPECIFIC TO HEART IN

1.

Product validation: The product is undergoing testing, and FDA approval. There is a risk that the FDA will delay approval or require additional R&D before approval which delays our go to market strategy as well as increases costs unexpectedly

2.

There is a real risk of disintermediation by an unforeseen disruptive technology. This risk is possible from hardware as well as software solutions. We spend significant time researching competitors, analyzing trends and discussing internally what these disruptive technologies could be to pursue them or to anticipate them. Yet we are... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Dmytro Fedkov

Co-founder, CMO at HeartIn Inc., MD, PhD, Associate Professor. Principal Investigator in clinical trials, Blagomed LLC.

HeartIn Inc. • National Medical University 'O.O. Bogomolec', Kyiv

Miami, Florida • 500+

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Experience

Co-founder, CMO
HeartIn Inc.
2009 – Present • 8 yrs
USA

Principal Investigator in clinical trials
Blagomed LLC
2015 – Present • 2 yrs
Kyiv, Ukraine

Associate Professor
O.O.Bogomolets NMU
2015 – Present • 2 yrs

Education

National Medical University 'O.O. Bogomolec', Kyiv
Doctor of Philosophy - PhD, Medicine
1999 – 2005

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Oleksii Vinogradov

Founder at HeartIn Inc

cfc.io • Odessa National Polytechnic University

Miami, Florida • 500+

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I'm a serial entrepreneur and investor with twenty-five years experience. I create twelve companies and do couple exits while. My professional background is business and team development, software/hardware engineering, sales, and finance.

Last eight years I'm focusing on healthcare area with a company called HeartIn. My company creates a unique smart t-shirt with build in sensors, that brings wellness solutions and cardio-diagnostic to the mass market. The product has user-friendly comfortable design and costs just $160. On the wearable market now dominate devices with very low accuracy measurement HR/HRV and no solutions for mass preventive diagnostic. Those problems a team of HeartIn likes to solve. You can take look presentation about here:
https://www.dropbox.com/s/ydhu7lbuuhasixx/heartIn_distributor_presentation_v.1.1.pdf?dl=1

As the same time, I provide a way for the small teams and scientists s to push new innovative products to the market. The expertise of my team, set of software, which is ready to using, gives hope that my cooperation for new products will be success.

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founder and CEO
cfc.io
Nov 2011 – Present • 6 yrs
440 Wolfe Rd Sunnyvale CA 94085 United States

The project is called CFC (CallsFreeCalls). It is a new concept of voice and messaging communication mobile App (iOS and Android), that allows users to make free calls and send free text and picture messages to ANY number worldwide (free calls are not limited to the network).
We are a 3 year old project - we already have almost 2M users (about 250K active users a month on average), and are growing rapidly. We are now looking for second round investment (we successfully closed first round of $300K in 2013 from Altair). The project was evaluated of $5M in 2013.
Besides that, we have developed and now are working on perfecting several unique technologies that I would like to get your opinion on and hopefully work on them together.
Please take a look at the presentation about our project here:
https://www.dropbox.com/s/vwf33cq0ojkeykd/Presentation%20Final.pdf?dl=0
That presentation explains that we are looking to raise money to jump start our future growth.

Founder
Heartln Inc
Jan 2009 – Present • 8 yrs 10 mos
7950 NW 53rd Street Suite 337 Miami, Florida 33166 United States

HearIn makes 10x cheaper than market hardware for remote cardiology diagnosis and take care about doctor's to give full cardio diagnosis service to our customers.
Instead of different manufacturers, we are focusing on few main things:
1. Distributors must have a true revenue sharing from service and devices
2. Device cost (240$) open access to mass market for remote healthcare
3. Our device include a real cardiologist services
4. HeartIn is a driver for co-sales like insurance policies or data plans.

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HeartIn, a Workout T-Shirt With ECG Built
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President/Owner
IXC Softswitch
1999 – Present • 18 yrs

I am the owner and president of Ukrainian telecommunication company, which develops a wide range of contemporary information systems and technologies for communication enterprises. The company has been operating since 1999. Portfolio of the company constitutes systems of billing, softswitch and system of statistics collection. For promotion and maintenance of the products the company has created a network of representative offices and affiliate companies, located in Russia, Greece and USA. The products of the company have been certified in correspondence with Russian standards.

CEO and owner
Farlep
Jan 1998 – Jan 2002 • 4 yrs 1 mo

An this position i was involved in fast growing leader of ISP build in Odessa, Ukraine. I had extensive responsibilities from fiber optic circuit configuration to developing billing software and international long distance circuits. I was driving a team of over 15 people.

CEO of Farlep-Internet, data division, Odessa
Farlep-Invest
1998 – 2000 • 2 yrs

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Education

Odessa National Polytechnic University
hz
1992 – 1997

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GEN MANAGER at FRATELCOM LDA
July 1, 2008, CASTRO worked with Oleksii in the same group

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2 **Projects**
TVR • Callsfreecalls.com

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